Exhibit 99.1

Contact:

Steve Workman

Chief Financial Officer

408-548-1000

Investor Relations

408-542-5050

investor.relations@Finisar.com

Finisar Corporation Files Form 10-K Report
with Final Fiscal 2008 Financial Statements

SUNNYVALE, Calif.—(Market Wire) — June 30, 2008—Finisar Corporation (Nasdaq: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today announced that it has filed its annual report on Form 10-K for its fiscal year ended April 30, 2008 with the Securities and Exchange Commission.  The Form 10-K includes the Company’s final audited financial statements for the fiscal year.

The final audited financial statements include a non-cash impairment charge of $40.1 million related to goodwill associated with the Company’s network performance test systems reporting unit.  The goodwill had been recorded in fiscal 2000 through fiscal 2006 in connection with acquisitions of several businesses whose operations were included in the network performance test systems reporting unit.  This charge was not included in the Company’s preliminary unaudited financial results for the fourth quarter and fiscal year ended April 30, 2008 which it announced in a press release dated June 12, 2008.

The impairment charge was made in accordance with Statement of Accounting Standards 142, “Goodwill and Other Intangible Assets,” which requires goodwill assets to be reviewed for impairment at least annually.  If the carrying value of one of the Company’s reporting units, including goodwill, exceeds the unit’s fair value, a further analysis is required to be conducted to measure the amount, if any, of the impairment.

The Company performed its annual assessment of goodwill as of the first day of the fourth quarter of fiscal 2008.  The assessment was completed in late June 2008, in connection with the closing of the Company’s 2008 fiscal year and concluded that the carrying value of the network performance test systems reporting unit exceeded its fair value.  This conclusion was based, among other things, on the assumed disposition of the Company’s NetWisdom product line, which had been planned at the beginning of the fourth quarter.  Accordingly, in late June 2008, the Company performed an additional analysis, as required by SAS 142, which indicated that an impairment loss was probable because the implied fair value of goodwill related to the network performance test systems reporting unit was zero.  As a result, the Company recorded an estimated impairment charge of $40.1 million in the fourth quarter of fiscal 2008.  The net after tax effect of the non-cash charge was to increase the Company’s net loss from $36.4 million, or $.12 per share, as previously reported, to $76.4 million, or $.25 per share.  The Company will complete its determination of the implied fair value of the affected goodwill during the first quarter of fiscal 2009, which could result in a revision of the estimated charge.

In addition to reporting the Company’s preliminary financial results, the June 12 press release reported preliminary gross profit, net income and EBITDA information on a “non-GAAP” basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside the Company’s core operating results.  As noted in the June 12 press release, these adjustments include the elimination of impairment charges associated with intangible assets.  Accordingly, the Company’s non-GAAP gross profits, net income and EBITDA, as previously reported, were unaffected by the non-cash impairment charge.  A revised reconciliation of these non-GAAP measures to the comparable GAAP results contained in the Form 10-K is attached to this press release.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed voice, video and data communications for networking, storage and wireless applications over Local Area Networks (LANs), Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Ethernet, Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company is headquartered in Sunnyvale, California, USA. More information can be found at www.finisar.com.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed combination of Finisar and Optium announced on May 16, 2008, Finisar plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and Optium plans to file with the SEC the same Joint Proxy Statement/Prospectus.  The definitive Joint Proxy Statement/Prospectus will be mailed to the stockholders of Finisar and Optium after clearance with the SEC.  Each company will also file with the SEC from time to time other documents relating to the proposed combination.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT IS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY EITHER FINISAR OR OPTIUM WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Finisar or Optium may be obtained free of charge from the SEC website maintained at www.sec.gov.  In addition, Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050 and Optium’s filings may be obtained free of charge from Optium’s website (www.optium.com) or by calling Optium’s Investor Relations department at 267-803-3801.

Each of Finisar and Optium, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination.  Information about the directors and executive officers of Finisar (including their respective ownership of Finisar shares) is contained in Finisar’s annual meeting proxy statement filed with the SEC on February 21, 2008 and available free of charge in the manner described above.  Information about the directors and executive officers of Optium (including their respective ownership of Optium shares) is contained in Optium’s annual meeting proxy statement filed with the SEC on November 13, 2007 and available free of charge in the manner described above.  Additional information regarding the interests of such participants in the proposed combination will be included in the Joint Proxy Statement/Prospectus and the other documents filed by each company with the SEC relating to the proposed combination (when filed).

NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company’s operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results.  Management believes that tracking non-GAAP gross profit and non-GAAP net income provides both management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance.  These non-GAAP measures exclude the ongoing impact of historical business decisions made in different business and economic environments and are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities.  In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements.  We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profits, we have excluded the following items from cost of revenues in applicable periods:

•	Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
•	Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
•	Duplicative facility costs during facility move (non-recurring charges);
•	Stock compensation expense (non-cash charges);
•	Acquisition related compensation costs (non-recurring cash charges related to employee retention);
•	Purchase accounting adjustment for sale of acquired inventory (non-cash and non-recurring charges); and
•	Reduction in force costs (non-recurring charges);

In calculating non-GAAP net income, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

•

Options investigation costs included in G&A expense (non-recurring cash charges related to the special investigation into our historical stock option granting practices) and the cost of covering employee and employer tax liabilities (non-recurring cash charges) arising from that investigation recorded in each line of the income statement;

•	Amortization of purchased intangibles (non-cash charges related to prior acquisitions);
•	Impairment charges associated with intangible assets (non-cash and non-recurring);
•	Amortization of discount on convertible debt (non-cash charges);
•	Loss on debt extinguishment (non-recurring and non-cash charge);
•	Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
•

Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);

•	Tax charges arising from timing difference related to asset purchases (non-cash provision); and
•	Cumulative effect of change in accounting principle (non-recurring and non-cash charges or income).

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

Finisar Corporation

Reconciliation of Results of Operations under GAAP and non-GAAP

	Three Months Ended		Twelve Months Ended		Three Months Ended
	April 30, 2008	April 30, 2007	April 30, 2008	April 30, 2007	January 27, 2008
	(Unaudited, In thousands, except per share data)
Reconciliation of GAAP Gross Profit to non-GAAP Gross Profit:
Gross profit per GAAP	39,809	31,209	141,518	142,274	37,616
Gross margin, GAAP	32.9%	32.3%	32.2%	34.0%	33.4%
Adjustments:
Cost of revenues
Change in excess and obsolete inventory reserve	3,021	2,570	9,375	8,841	1,587
Amortization of acquired technology	1,314	1,466	6,501	6,002	1,729
Duplicate facility costs during facility move	296	226	296	1,033	—
Stock compensation	771	640	3,091	3,517	895
Acquisition related compensation	27	—	67	—	40
Costs related to options investigation	—	(6)	1,084	143	1,084
Purchase accounting adjustment for sale of acquired inventory	—	262	1,306	262	—
Reduction in force costs	9	—	346	—	145
Total cost of revenue adjustments	5,438	5,158	22,066	19,798	5,480
Gross profit, non-GAAP	45,247	36,367	163,584	162,072	43,096
Gross margin, non-GAAP	37.4%	37.6%	37.2%	38.7%	38.2%

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):
Net loss per GAAP	(48,706)	(15,973)	(76,434)	(45,399)	(10,637)
Total cost of revenue adjustments	5,438	5,158	22,066	19,798	5,480
Research and development
Reduction in force costs	12	—	40	—	—
Stock compensation	1,139	784	4,377	4,014	1,247
Acquisition related compensation	499	—	1,247	—	748
Costs related to options investigation	—	(6)	1,648	132	1,648
Sales and marketing
Reduction in force costs	87	—	170	90	49
Stock compensation	482	414	2,048	1,911	673
Acquisition related compensation	85	—	213	—	128
Costs related to options investigation	—	(6)	742	31	742
General and administrative
Reduction in force costs	—	—	6	12	—
Stock compensation	586	559	2,048	2,379	481
Acquisition related compensation	110	—	274	164
Costs related to options investigation	507	4,089	8,769	5,608	3,961
Amortization of purchased intangibles	280	277	1,748	1,814	488
Acquired in-process R&D	—	5,770	—	5,770	—
Impairment of intangible assets	45,433	—	45,433	—	—
Amortization of discount on convertible debt	1,236	1,223	4,942	4,791	1,253
Loss on debt extinguishment	74	—	74	31,606	—
Other expense, net
Gain on sale of assets	(61)	(580)	(519)	(309)	(99)
Loss (gain) on minority investments	1,355	—	1,149	237	(22)
Other misc income	(650)	—	(977)	—	(327)
Provision for income tax	—
Timing difference related to asset purchases	(27)	544	1,755	3,640	694
Cumulative Effect	—
Cumulative effect of change in accounting principle	—	—	—	(1,213)	—
Total adjustments	56,585	18,226	97,253	80,311	17,308
Net income, non-GAAP	$7,879	$2,253	$20,819	$34,912	$6,671

Net income, non-GAAP per share - basic	$0.03	$0.01	$0.07	$0.11	$0.02
Net income, non-GAAP per share - diluted	$0.03	$0.01	$0.07	$0.11	$0.02

Shares used in computing non-GAAP net income per share - basic	308,786	308,623	308,680	307,814	308,663
Shares used in computing non-GAAP net income per share - diluted	310,129	327,108	318,949	327,300	312,097

Non-GAAP EBITDA
Net income, non-GAAP	$7,879	$2,253	$20,819	$34,912	$6,671
Depreciation expense	6,257	5,760	24,121	23,816	6,180
Amortization expense	640	544	2,350	1,846	610
Interest expense	1,752	1,047	6,488	5,048	1,537
Income tax expense	177	236	478	(830)	113
Non-GAAP EBITDA	$16,705	$9,840	$54,256	$64,792	$15,111